Exhibit 32.1

WRITTEN STATEMENT

In connection with the Quarterly Report of Arotech Corporation (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2009 filed with the Securities and Exchange Commission (the “Report”), I, Robert S. Ehrlich, Chairman and Chief Executive Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company and its subsidiaries as of the dates presented and the consolidated results of operations of the Company and its subsidiaries for the periods presented.

Dated:   November 12, 2009

/s/ Robert S. Ehrlich
Robert S. Ehrlich, Chairman and CEO
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Arotech Corporation and will be retained by Arotech Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.